Exhibit 99.1

G1 Therapeutics Announces Appointment of Garry Nicholson to Board of Directors

RESEARCH TRIANGLE PARK, NC, September 13, 2018 – G1 Therapeutics, Inc. (Nasdaq: GTHX), a clinical-stage oncology company, today announced that Garry Nicholson has been appointed to its board of directors, effective September 12, 2018.

“We are pleased to welcome Garry as an independent director to our board. He has a breadth of experience in oncology development and commercialization, including leading the global regulatory and launch strategy for the first CDK4/6 inhibitor approved in the U.S. and Europe. We look forward to his contributions as we advance our pipeline of innovative therapies to improve the lives of those affected by cancer,” said Mark Velleca, M.D., Ph.D., Chief Executive Officer.

“I am excited to be joining the G1 board of directors as the company moves toward commercialization of its lead program. Trilaciclib is a first-in-class therapy that could benefit millions of people living with cancer,” added Mr. Nicholson.

Mr. Nicholson has more than 30 years of pharmaceutical and biotech oncology experience. He led the global oncology franchise at Pfizer in the role of President, Pfizer Oncology. His responsibilities included global commercialization and sales, clinical development and regulatory strategy, and business development. Mr. Nicholson also served on the board of directors of the Pfizer Foundation. Earlier in his career, he held various leadership positions in the oncology division of Eli Lilly and Company. Most recently, Mr. Nicholson served as President and Chief Executive Officer of XTuit Pharmaceuticals.

Mr. Nicholson currently serves on the board of directors of Five Prime Therapeutics, Inc., TESARO, Inc., and SQZ Biotechnologies.

About G1 Therapeutics

G1 Therapeutics, Inc. is a clinical-stage biopharmaceutical company focused on the discovery, development and delivery of innovative therapies that improve the lives of those affected by cancer. The company is advancing three clinical-stage programs, trilaciclib, lerociclib and G1T48, that are designed to enable more effective combination treatment strategies and improve patient outcomes across multiple oncology indications.

G1 is based in Research Triangle Park, NC. For additional information, please visit www.g1therapeutics.com and follow us on Twitter @G1Therapeutics.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements in this news release include, but are not limited to, the therapeutic potential of trilaciclib, lerociclib and G1T48, and are based on G1 Therapeutics’ expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Factors that may cause G1 Therapeutics’ actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in G1 Therapeutics’ filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” sections contained therein and include, but are not limited to, G1 Therapeutics’ ability to recruit and enroll patients in its studies; G1 Therapeutics’ initial success in ongoing clinical trials may not be indicative of results obtained when these trials are completed or in later stage trials; the inherent uncertainties associated with developing new products or technologies and operating as a development-stage company; G1 Therapeutics’ ability to complete clinical trials for, obtain approvals for and commercialize any of its product candidates; competition in the industry in which G1 Therapeutics operates; and market conditions, including future legislation that may increase the difficulty and cost for G1 Therapeutics to obtain marketing approval of and commercialize its product candidates. Except as required by law, G1 Therapeutics assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

###

Contact:

Jeff Macdonald

Head of Investor Relations / Public Relations

917-371-0940

jmacdonald@g1therapeutics.com